UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2014
Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
____________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On December 3, 2014, the Federal Home Loan Bank of Dallas (the "Bank") amended and restated its Code of Ethics for Senior Financial Officers, primarily for the purpose of expanding the number of employees subject to the code of ethics. The amended and restated code of ethics, entitled the "Code of Ethics for Financial Professionals," applies to the Bank's President and Chief Executive Officer (its principal executive officer), the Bank's Senior Vice President and Chief Financial Officer (its principal financial and accounting officer) and certain other management personnel within the Bank's Accounting Department.

The Code of Ethics for Senior Financial Officers, which applied only to the Bank's President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, contained provisions that were designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosures; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons; and (5) accountability for adherence to the code. These provisions are retained in the Code of Ethics for Financial Professionals. In some cases, enhancements were made in order to make the code of ethics more clear and understandable.

The Code of Ethics for Financial Professionals is attached to this Current Report on Form 8-K as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits
14.1 Code of Ethics for Financial Professionals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

December 8, 2014	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Financial Officer